Exhibit 99.1

ASCENT CAPITAL GROUP, MONITRONICS INTERNATIONAL

AND AD HOC GROUP OF MONI SENIOR NOTEHOLDERS AMEND

AND RESTATE TRANSACTION SUPPORT AGREEMENT AND

MAJORITY OF MONI TERM LOAN LENDERS JOIN AMENDED

AND RESTATED TRANSACTION SUPPORT AGREEMENT

Englewood, CO — October 30, 2018 — Ascent Capital Group, Inc. (“Ascent”) (NASDAQ: ASCMA) and its wholly owned subsidiary, Monitronics International, Inc. (“MONI”), today announced that Ascent, MONI, and the Requisite Consenting Noteholders (as defined in the Amended Transaction Support Agreement (as defined below)), which provide the requisite consent for noteholders holding $380 million or 65% of MONI’s 9.125% Senior Notes due 2020 (such noteholders, the “ Consenting MONI Senior Noteholders”, and such notes, the “Old MONI Notes”) have amended and restated the existing Transaction Support Agreement, originally dated September 24, 2018, among Ascent, MONI and the Consenting MONI Senior Noteholders (as amended and restated through the date hereof, the “Amended Transaction Support Agreement”) and that holders of more than 50% of MONI’s $1.1 billion term loan (the “Term Loan” and such holders of the Term Loan, the “Consenting Term Loan Lenders”) under MONI’s Amended and Restated Credit Agreement, dated as of March 23, 2012, among MONI, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as documentation agent and the lenders from time to time party thereto (as subsequently amended from time to time, the “Credit Agreement”) have joined and agree to be bound by the Amended Transaction Support Agreement.  Pursuant to the terms of the Amended Transaction Support Agreement, the Consenting Term Loan Lenders have agreed to consent to certain amendments of the Credit Agreement that governs the Term Loan to accommodate the proposed second lien exchange and related transactions (the “Proposed Exchange Transactions”) contemplated in the Amended Transaction Support Agreement and the related Term Sheet annexed thereto (the “Term Sheet”), which collectively set forth the terms and conditions of the Proposed Exchange Transactions.  The Proposed Exchange Transactions will be subject to certain terms and conditions, including those more particularly described in the Amended Transaction Support Agreement and the Term Sheet annexed thereto.  When available, a confidential offering memorandum relating to the Proposed Exchange Transactions and setting forth these terms and conditions will be distributed to eligible holders. For additional information regarding the Proposed Exchange Transactions, please see Ascent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2018, which includes as an exhibit thereto the Amended Transaction Support Agreement together with the Term Sheet annexed thereto.

Under the Amended Transaction Support Agreement, consistent with the original Transaction Support Agreement, MONI would make an offer to eligible holders to exchange Old MONI Notes for new second lien notes that would be issued by MONI (“MONI Second Lien Notes”) and solicit the consent of such holders to certain amendments to the indenture governing the Old MONI Notes that would eliminate or waive substantially all restrictive covenants and events of default.  Pursuant to the Amended Transaction Support Agreement, the Consenting MONI Senior Noteholders have agreed to support and fully participate in such offer. The new deadline for Ascent and Moni to commence solicitation of the Proposed Exchange Transaction is November 2, 2018.

In addition, MONI would seek to amend the Credit Agreement and the related agreements and documents to permit, among other things, the issuance by MONI of MONI Second Lien Notes and provide certain covenant relief for the operating business. The per annum interest rate payable to term loan lenders that consent to the amendments to the Credit Agreement would be increased by 100 basis points and the per annum interest rate payable to Revolving Credit Lenders (as defined in the Credit Agreement) that consent to the amendments to the Credit Agreement would be increased by 75 basis points.  The Credit Agreement will also provide for the termination of the accordion features of the Term Loan and the Revolving Loan and will eliminate the ability to incur Incremental Equivalent Debt under the Credit Agreement.  The amortization of the Term Loan would be increased in amount to $9,375,000 per quarter for eight quarters commencing on the first quarterly payment date after the effective date of the Proposed Exchange Transactions.  The term loan lenders that consent to the amendment to the Credit Agreement shall also be entitled to call protection following the effective date of the amendment of 102% in the first year, 101% in the second year and par thereafter.  Ascent would contribute $75 million to MONI to be used for working capital purposes. MONI intends to formally solicit consents from the Revolving Credit Lenders and the holders of the Term Loan to implement the Proposed Exchange Transactions.  The deadline for submitting consents to the Credit Agreement amendment will be 5:00 p.m., New York City time, on November 2, 2018.

As previously disclosed, if the requisite majority consents to amend the Term Loan or the Revolving Loans are not received, Ascent and MONI will instead implement the unsecured exchange offer contemplated by the Amended Transaction Support Agreement, which does not require any consents from holders of the Term Loan or the Revolving Credit Lenders.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any debt or equity securities of Ascent or MONI, or any other securities, nor shall there be any offer, solicitation or sale of any debt or equity securities of Ascent or MONI or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks,” “may,” “will,” “would,” “should” and similar expressions or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including general market and economic conditions, changes in law and government regulations and other matters affecting the business of Ascent and MONI. These forward-looking statements speak only as of the date of this press release, and Ascent and MONI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s or MONI’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent and MONI, including the most recent Forms 10-K and 10-Q for additional information about Ascent and MONI and about the risks and uncertainties related to Ascent’s business and MONI’s business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (NASDAQ: ASCMA) is a holding company whose primary subsidiary, Monitronics, operates as Brinks Home Security™, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas Fort-Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. Brinks Home Security has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com